EXHIBIT 10.2

FIRST AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN FOR DIRECTORS OF
PEOPLES BANCORP INC. AND SUBSIDIARIES

This First Amendment (this “Amendment”) to the Second Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the “Plan”) is effective this 25th day of October, 2012.

WHEREAS, Peoples Bancorp Inc. (the “Corporation”) previously established and currently maintains the Plan to provide directors of the Corporation and its subsidiaries with an opportunity to defer compensation otherwise payable to them from the Corporation or its subsidiaries; and

WHEREAS, the Corporation desires to amend the Plan to provide a default account election for Corporation Contributions should a Participant fail to adequately complete the Plan's Deferral Notice; and

WHEREAS, the Corporation further desires to amend the Plan to clarify the medium of distributions available to Participants under the Plan in accordance with the Plan's practices; and

WHEREAS, Section 10 of the Plan permits the Corporation to amend the Plan at any time.

NOW THEREFORE, the Corporation hereby amends the Plan as follows:

1.	Section 4.D.(i) of the Plan is amended by adding the following sentence at the end thereof:

In the absence of any election by a Participant on the Deferral Notice, one-hundred percent (100%) of Corporation Contributions shall be allocated to the Participant's Cash Account.

2.	Section 5.B.(i) of the Plan is deleted in its entirety and the following is substituted therefor:

(i)
In General. A Participant's Deferred Compensation Account shall be distributed to the Participant either in a single lump sum payment or in substantially equal annual installments over a period not to exceed five (5) years. To the extent that a Deferred Compensation Account is distributed in installment payments, the undistributed portions of such account shall continue to be credited with Additions in accordance with the applicable provisions of Section 4.D. In the absence of any election, a Participant's Deferred Compensation Account shall be paid in substantially equal annual installments over a period of five (5) years. Cash Accounts shall be distributed in cash. Stock Accounts shall be distributed in Common Shares.

3.	Except as amended herein, all other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer effective as of the date first set forth above.

PEOPLES BANCORP INC.

Date:	October 25, 2012	By:/s/	CHARLES W. SULERZYSKI
Charles W. Sulerzyski
		Its:	President and Chief Executive Officer